UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 1, 2015

Date of Report (Date of earliest event reported)

NANO LABS CORP.
(Exact name of registrant as specified in its charter)

Colorado	333-171658	84-1307164
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

The Ford Building 615 Griswold Street, 17th Floor Suite 1715 Detroit, Michigan	48226
(Address of principal executive offices)	(Zip Code)

(888) 806-2315

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 3. SECURITIES AND TRADING MATTERS

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

Settlement of Invoices

On September 1, 2015, the Board of Directors of Nano Labs Corp., a Colorado corporation (the "Company") authorized the issuance of an aggregate 1,250,000,000 shares of restricted common stock at a per share price of $0.0001 (which is the average of the lowest closing trading price for the prior ten consecutive trading days prior to September 1, 2015) as follows: (i) 250,000,000 shares to Quantix Mecanix de Mexico S.A. de C.V. ("Quantix Mecanix"); (ii) 250,000,000 shares to Jorge Luis Rodriquez Gallardo("Gallardo"); and (iii) 750,000,000 shares to Bernardo Camacho Chavarria, our President/Chief Executive Officer, Treasurer/Chief Financial Officer and sole member of the Board of Directors ("Chavarria"). This represented an issuance of aggregate shares representing 94.14% of the then total issued and outstanding shares. Prior to the issuance of these shares, the total issued and outstanding shares as of September 1, 2015 was 1,327,828,333 shares of common stock.

Bernardo Camacho Chavarria. We previously entered into that certain management agreement dated July 1, 2014 with Chavarria (the "Management Agreement"), pursuant to Chavarria agreed to provide managerial, consulting and administrative services to us and we agreed to pay Chavarria the sum of $5,000 USD monthly. In accordance with Section 2 of the Management Agreement, Chavarria agreed to accept shares of our common stock of the Company as compensation for the fees incurred by us, which price per share shall be calculated as the lowest closing price for the prior ten trading days. Chavarria tendered to us an invoice dated June 30, 2015 reflecting that amounts due and owing to Chavarria from July 1, 2014 through July 1, 2015 remain unpaid in the aggregate amount of $60,000 (the "July 2015 Invoice"). Chavarria further tendered to us an invoice dated September 1, 2015 reflecting that amounts due and owing to Chavarria from July 1, 2015 through September 1, 2015 remain unpaid in the aggregate amount of $15,000 (the "September 2015 Invoice"). Chavarria agreed to accept shares of our restricted common stock at a per share price of $0.0001 as compensation for the aggregate amount of $75,000 (the "Debt") due and owing per the July 2015 Invoice and the September 2015 Invoice. Our Board of Directors approved the settlement of the Debt by the issuance of an aggregate of 750,000,000 shares of restricted common stock at a per share price of $0.0001.

Quantix Mecanix de Mexico S.A. de C.V. Quantix Mecanix provided certain services to us regarding preliminary work and lab testing on several circuit designs for potential use in solar panel applications in solar farms for a six month period ending August 31, 2015. Quantix Mecanix tendered to us an invoice dated September 1, 2015 (the "Invoice") reflecting amount due and owing to Quantix Mecanix of $25,000 USD, which remained unpaid (the "Debt"). Our Board of Directors approved the settlement of the Debt by the issuance to Quantix Mecanix of an aggregate of 250,000,000 shares of restricted common stock at a per share price of $0.0001. The Invoice will be reflected as a liability on our reviewed financial staements for quarters ended June 30, 2015 and September 30, 2015, respectively.

Jorge Luis Rodriquez Gallardo. Gallardo provided certain services to us regarding preliminary work and assays and drill reports from a five month period ending August 31, 2015. Gallardo tendered to us an invoice dated September 1, 2015 (the "Invoice") reflecting that amount due and owing to Gallardo of $25,000 USD, which remains unpaid (the "Debt"). Our Board of Directors approved the settlement of the Debt by the issuance to Gallardo of an aggregate of 250,000,000 shares of restricted common stock at a per share price of $0.0001. The Invoice will be reflected as a liability on our reviewed financial statements for quarters ended June 30, 2015 and September 30, 2015, respectively.

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Security Ownership of Certain beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of our common stock as of the date of this Current Report by each person or entity known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock, each of our directors and named executive officers, and all of our directors and executive officers as a group.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class (1)
	Officers and Directors

Common Stock	Bernardo Camacho Cavarria Avenida Jorge Jimenez Cantu lote 4 Business Center, Colonia Rancho Viejo, Atizapan de Zaragoza, Estado de México, Mexico. CP 52930	770,000,000 shares	29.87%

Common Stock	All directors and named executive officers as a group (1 person)	770,000,000 shares	29.87%

5% or GreaterBeneficial Holders

Common Stock	Quantix Mecanix de Mexico S.A. de C.V Islas Baleared 110-A Colonia Lindavista Estado De Guanajuato Mexico 37300	250,000,000	9.70%

Common Stock	Jorge Luis Rodriquez Gallardo Juan Sanchez Azcona #323-405 Narvarte Poniente Benito Juarez Mexico City Mexico 03020	250,000,000	9.70%

(1)	Percentage of beneficial ownership of our common stock is based on 2,577,828,333 shares of common stock outstanding as of the date of the filing.

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SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

Not applicable.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NANO LABS CORP.

Date: September 14, 2015	By	/s/ Bernardo Camacho Chararria
	Name:	Bernardo Camacho Chararria
	Title:	President/Chief Executive Officer

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